Exhibit 33.3
                                  ------------


                             WASHINGTON MUTUAL BANK

    Certification Regarding Compliance with Applicable Servicing Criteria

1. Washington Mutual Bank (the "Asserting Party") is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB (12 CFR part 229.1122(d)), as of and for the 12-month period ending December 31, 2007 (the "Reporting Period"), as set forth in Appendix A hereto. The transactions covered by this Certification are those securitizations of pools of mortgage loans that were completed on or after January 1, 2006 and prior to January 1, 2008 for which the Asserting Party performed servicing functions set forth in Item 1122(d) and that included one or more classes of publicly offered securities registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the "Platform");

2. Except as set forth in paragraph 3 below, the Asserting Party used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB (12 CFR part 229.1122(d)) to assess the compliance with the applicable servicing criteria;

3. The criteria listed in the column titled "Inapplicable Servicing Criteria" on Appendix A hereto are inapplicable to the Asserting Party based on the activities it performs, directly or through its Vendors, with respect to the Platform;

4. The Asserting Party has complied, in all material respects, with the applicable servicing criteria as of December 31, 2007 and for the Reporting Period with respect to the Platform taken as a whole except as described on Appendix B hereto;

5. Deloitte & Touche LLP, a registered public accounting firm, has issued an attestation report on the Asserting Party's assessment of compliance with the applicable servicing criteria for the Reporting Period.



Dated as of:  February 13, 2008

                                       WASHINGTON MUTUAL BANK




                                          By:     /s/ H. John Berens
                                                  ------------------
                                          Name:   H. John Berens
                                          Title:  Senior Vice President

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
                                                             APPENDIX A

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                                                                                                               INAPPLICABLE
                                                                                   APPLICABLE                    SERVICING
                           SERVICING CRITERIA                                  SERVICING CRITERIA                 CRITERIA
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                                                                                                      Performed by
                                                                                                     subservicer(s)      NOT
                                                                                       Performed by   or vendor(s)   performed by
                                                                           Performed  Vendor(s) for   for which the  the Asserting
                                                                           Directly     which the       Asserting     Party or by
                                                                              by        Asserting     Party is NOT  subservicer(s)
                                                                             the       Party is the        the       or vendor(s)
                                                                           Answering   Responsible     Responsible  retained by the
  Reference                         Criteria                                 Party        Party           Party     Asserting Party
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                           General Servicing Considerations
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
                    Policies and procedures are instituted to monitor
                    any performance or other triggers and events of
                    default in accordance with the transaction                 X
1122(d)(1)(i)       agreements.
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                    If any material servicing activities are outsourced
                    to third parties, policies and procedures are              X
                    instituted to monitor the third party's performance
1122(d)(1)(ii)      and compliance with such servicing activities.
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                    Any requirements in the transaction agreements to                                                    X(1)
                    maintain a back-up servicer for the pool assets are
1122(d)(1)(iii)     maintained.
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                    A fidelity bond and errors and omissions policy is
                    in effect on the party participating in the
                    servicing function throughout the reporting period         X
                    in the amount of coverage required by and otherwise
                    in accordance with the terms of the transaction
1122(d)(1)(iv)      agreements.
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                             Cash Collection and Administration
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                    Payments on pool assets are deposited into the
                    appropriate custodial bank accounts and related            X
                    bank clearing accounts no more than two business
                    days following receipt, or such other number of
1122(d)(2)(i)       days specified in the transaction agreements.
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                    Disbursements made via wire transfer on behalf of
                    an obligor or to an investor are made only by              X
1122(d)(2)(ii)      authorized personnel.
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                    Advances of funds or guarantees regarding
                    collections, cash flows or distributions, and any
                    interest or other fees charged for such                    X
                    advances, are made, reviewed and approved as
1122(d)(2)(iii)     specified in the transaction agreements.
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                    The related accounts for the transaction, such as
                    cash reserve accounts or accounts established as a
                    form of overcollateralization, are separately              X
                    maintained (e.g., with respect to commingling of
1122(d)(2)(iv)      cash) as set forth in the transaction agreements.
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                    Each custodial account is maintained at a federally
                    insured depository institution as set forth in the
                    transaction agreements. For purposes of this
                    criterion, "federally insured depository                   X
                    institution" with respect to a foreign financial
                    institution means a foreign financial institution
                    that meets the requirements of Rule 13k-1(b)(1) of
1122(d)(2)(v)       the Securities Exchange Act.
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                    Unissued checks are safeguarded so as to prevent
1122(d)(2)(vi)      unauthorized access.                                        X                          X
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     ----------------------
     (1) No transaction agreements require the Asserting Party to maintain a back-up servicer.


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                                                                                                               INAPPLICABLE
                                                                                   APPLICABLE                    SERVICING
                           SERVICING CRITERIA                                  SERVICING CRITERIA                 CRITERIA
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                      Performed by
                                                                                                     subservicer(s)      NOT
                                                                                       Performed by   or vendor(s)   performed by
                                                                           Performed  Vendor(s) for   for which the  the Asserting
                                                                           Directly     which the       Asserting     Party or by
                                                                              by        Asserting     Party is NOT  subservicer(s)
                                                                             the       Party is the        the       or vendor(s)
                                                                           Answering   Responsible     Responsible  retained by the
  Reference                         Criteria                                 Party        Party           Party     Asserting Party
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                           General Servicing Considerations
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                    Reconciliations are prepared on a monthly basis for
                    all asset-backed securities related bank accounts,
                    including custodial accounts and related bank
                    clearing accounts. These reconciliations are (A)
                    mathematically accurate; (B) prepared within 30
                    calendar days after the bank statement cutoff date,
                    or such other number of days specified in the              X
                    transaction agreements; (C) reviewed and approved
                    by someone other than the person who prepared the
                    reconciliation; and (D) contain explanations for
                    reconciling items. These reconciling items are
                    resolved within 90 calendar days of their original
                    identification, or such other number of days
1122(d)(2)(vii)     specified in the transaction agreements.
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                             Investor Remittances and Reporting
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                    Reports to investors, including those to be filed
                    with the Commission, are maintained in accordance
                    with the transaction agreements and applicable
                    Commission requirements. Specifically, such reports
                    (A) are prepared in accordance with timeframes and
                    other terms set forth in the transaction
                    agreements; (B) provide information calculated in          X(2)                                      X(3)
                    accordance with the terms specified in the
                    transaction agreements; (C) are filed with the
                    Commission as required by its rules and
                    regulations; and (D) agree with investors' or the
                    trustee's records as to the total unpaid principal
                    balance and number of pool assets serviced by the
1122(d)(3)(i)       Servicer.
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                    Amounts due to investors are allocated and remitted
                    in accordance with timeframes, distribution                X
                    priority and other terms set forth in the
1122(d)(3)(ii)      transaction agreements.
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                    Disbursements made to an investor are posted
                    within two business days to the Servicer's                 X
                    investor records, or such other number of days
1122(d)(3)(iii)     specified in the transaction agreements.
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                    Amounts remitted to investors per the investor
                    reports agree with cancelled checks, or other form         X
1122(d)(3)(iv)      of payment, or custodial bank statements.
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                                 Pool Asset Administration
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                    Collateral or security on pool assets is maintained
                    as required by the transaction agreements or               X
1122(d)(4)(i)       related mortgage loan documents.
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                    Pool assets and related documents are safeguarded
1122(d)(4)(ii)      as required by the transaction agreements                  X
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                    Any additions, removals or substitutions to the
                    asset pool are made, reviewed and approved in              X
                    accordance with any conditions or requirements in
1122(d)(4)(iii)     the transaction agreements.
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     ----------------------
     (2) The Asserting Party perform the servicing functions described in Items 1122(d))(i)(A) and (B).
     With regard to section (D) of criteria (3)(i), it is not the Asserting Party's practice to regularly tie-out balances to investors' or trustee records. Loan counts and balances are periodilly reconciledupon request by a master servicer.
     (3) The Asserting Party does not perform the servicing function described in Item 1122(d)(3)(i)(C).


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                                                                                                               INAPPLICABLE
                                                                                   APPLICABLE                    SERVICING
                           SERVICING CRITERIA                                  SERVICING CRITERIA                 CRITERIA
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                      Performed by
                                                                                                     subservicer(s)      NOT
                                                                                       Performed by   or vendor(s)   performed by
                                                                           Performed  Vendor(s) for   for which the  the Asserting
                                                                           Directly     which the       Asserting     Party or by
                                                                              by        Asserting     Party is NOT  subservicer(s)
                                                                             the       Party is the        the       or vendor(s)
                                                                           Answering   Responsible     Responsible  retained by the
  Reference                         Criteria                                 Party        Party           Party     Asserting Party
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                    Payments on pool assets, including any payoffs,
                    made in accordance with the related pool asset
                    documents are posted to the Servicer's obligor
                    records maintained no more than two business days
                    after receipt, or such other number of days                X
                    specified in the transaction agreements, and
                    allocated to principal, interest or other items
                    (e.g., escrow) in accordance with the related pool
1122(d)(4)(iv)      asset documents.
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                    The Servicer's records regarding the pool assets
                    agree with the Servicer's records with respect to          X
1122(d)(4)(v)       an obligor's unpaid principal balance.
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                    Changes with respect to the terms or status of an
                    obligor's pool assets (e.g., loan modifications or
                    re-agings) are made, reviewed and approved by              X
                    authorized personnel in accordance with the
                    transaction agreements and related pool asset
1122(d)(4)(vi)      documents.
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                    Loss mitigation or recovery actions (e.g.,
                    forbearance plans, modifications and deeds in lieu
                    of foreclosure, foreclosures and repossessions, as
                    applicable) are initiated, conducted and concluded         X
                    in accordance with the timeframes or other
                    requirements established by the transaction
1122(d)(4)(vii)     agreements.
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                    Records documenting collection efforts are
                    maintained during the period a pool asset is
                    delinquent in accordance with the transaction
                    agreements. Such records are maintained on at least        X
                    a monthly basis, or such other period specified in
                    the transaction agreements, and describe the
                    entity's activities in monitoring delinquent pool
                    assets including, for example, phone calls, letters
                    and payment rescheduling plans in cases where
                    delinquency is deemed temporary (e.g., illness or
1122(d)(4)(viii)    unemployment).
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                    Adjustments to interest rates or rates of return
                    for pool assets with variable rates are computed           X
1122(d)(4)(ix)      based on the related pool asset documents.
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                    Regarding any funds held in trust for an obligor
                    (such as escrow accounts): (A) such funds are
                    analyzed, in accordance with the obligor's pool
                    asset documents, on at least an annual basis, or
                    such other period specified in the transaction
                    agreements; (B) interest on such funds is paid, or         X
                    credited, to obligors in accordance with applicable
                    pool asset documents and state laws; and (C) such
                    funds are returned to the obligor within 30
                    calendar days of full repayment of the related pool
                    assets, or such other number of days specified in
1122(d)(4)(x)       the transaction agreements.
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                    Payments made on behalf of an obligor (such as tax
                    or insurance payments) are made on or before the
                    related penalty or expiration dates, as indicated
                    on the appropriate bills or notices for such               X                           X
                    payments, provided that such support has been
                    received by the Servicer at least 30 calendar days
                    prior to these dates, or such other number of days
1122(d)(4)(xi)      specified in the transaction agreements.
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                    Any late payment penalties in connection with any
                    payment to be made on behalf of an obligor are paid
                    from the Servicer's funds and not charged to the           X                           X
                    obligor, unless the late payment was due to the
1122(d)(4)(xii)     obligor's error or omission.
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                    Disbursements made on behalf of an obligor are
                    posted within two business days to the obligor's
                    records maintained by the Servicer, or such other          X
                    number of days specified in the transaction
1122(d)(4)(xiii)    agreements.
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

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                                                                                                               INAPPLICABLE
                                                                                   APPLICABLE                    SERVICING
                           SERVICING CRITERIA                                  SERVICING CRITERIA                 CRITERIA
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                      Performed by
                                                                                                     subservicer(s)      NOT
                                                                                       Performed by   or vendor(s)   performed by
                                                                           Performed  Vendor(s) for   for which the  the Asserting
                                                                           Directly     which the       Asserting     Party or by
                                                                              by        Asserting     Party is NOT  subservicer(s)
                                                                             the       Party is the        the       or vendor(s)
                                                                           Answering   Responsible     Responsible  retained by the
  Reference                         Criteria                                 Party        Party           Party     Asserting Party
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                    Delinquencies, charge-offs and uncollectible
                    accounts are recognized and recorded in accordance         X
1122(d)(4)(xiv)     with the transaction agreements.
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                    Any external enhancement or other support,
                    identified in Item 1114(a)(1) through (3) or Item          X
                    1115 of Regulation AB, is maintained as set
1122(d)(4)(xv)      forth in the transaction agreements.
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

                                   APPENDIX B


1.    Material Instances of Noncompliance by the Asserting Party


      The following instances of non-compliance by the Asserting Party have been identified with respect to the following provisions of Regulation AB Item 1122(d):

      a. Item 1122(d)(2)(vii)(D). Approximately 532 account reconciliations out of approximately 60,000 statements (or approximately 0.9%) with reconciling items were not resolved within 90 days of their identification, due to the migration of functions to personnel in a separate geographic location. All such reconciling items have been resolved in the meantime and processes and procedures are in place to provide for on-going compliance with this requirement;

      b. Item 1122(d)(3)(i)(B) and (3)(ii). A programming change resulted in the miscalculation of some liquidation proceeds and the failure to include other liquidation proceeds, in the aggregate amount of approximately $9,694,614, in the September 2007 distribution with respect to 13 securitizations subject to Regulation AB. The servicer in each of the securitizations remitted the applicable shortfall amount on October 1, 2007 to the applicable Trustee as required by the applicable pooling and servicing agreement. The programming error was corrected in October 2007;

      c. Item 1122(d)(3)(ii). Prepayment fees due to investors in 16 or more securitizations subject to Regulation AB were calculated incorrectly on certain loans with deferred interest, resulting in a shortfall in the distributions to those investors in an aggregate amount that is not expected to exceed $500,000. In addition, the servicer has determined that under certain circumstances, the servicer's automated loan servicing system calculates the applicable interest to be used to determine prepayment premiums inconsistently with the requirements of certain mortgage loan notes, which could result in the underpayment of prepayment premiums due to certificateholders in prepayment premium classes under the terms of the applicable transaction agreements. Approximately 15 loans in 8 securitizations subject to Regulation AB have been identified that may have been affected in 2007. Any amounts due as the result of these miscalculations will be delivered to the applicable Trustee for distribution to the affected investors once analysis of these matters has been completed and the amounts due in the case of each securitization have been determined. Processes and procedures are currently being implemented to provide for more accurate calculation of prepayment fees and the servicer is making changes to its automated servicing system to provide for some of the identified variations in the terms of mortgage note prepayment requirements;

      d. Item 1122(d)(4)(vii). With respect to 4 series of mortgage-backed securities, the servicer recently self-identified foreclosure cases initiated in connection with approximately 175 loans where the servicer did not expressly disclose the interests in the loans of the applicable trustees. To the extent necessary under applicable law and court rules, the servicer will promptly move to amend those foreclosure pleadings. Investors will be made whole if any direct losses or additional costs and expenses are incurred as a result of the failure to identify the interests of the trusts in the loans in any proceeding in which applicable law or court rules the trusts' interests must be disclosed. The servicer will conduct further research and if additional loans are identified that were treated similarly, the servicer will make the applicable trusts whole if any losses arise from such treatment; and

      e. Item 1122(d)(4)(xiv). Delinquent second lien mortgage loans were not charged off at 180 days as required by the applicable pooling and servicing agreements in the case of two securitizations subject to Reg AB. All such mortgage loans were charged off as required upon identification of the non-compliance. Processes and procedures have been put in place to provide for on-going compliance with this requirement.